                        [DELOITTE & TOUCHE LETTERHEAD]







POTASH CORPORATION OF SASKATCHEWAN INC.


We hereby consent to (a) the use in the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 of our report dated February 12, 1996, and December 11, 1996, which is incorporated by reference in the Company's Annual Report on Form 10-K as amended for the year ended December 31, 1995, and
(b) the reference to us under the heading "Experts" in the Proxy Statement/Prospectus included in such Registration Statement.



/s/ DELOITTE & TOUCHE
Chartered Accountants





Saskatoon, Saskatchewan, Canada
December 13, 1996